[GRAPHIC  OMITED]

     Consumer  and                       Consommation
     Corporate  Affairs  Canada          et  corporations  Canada

Certificate  of  Continuance             Certificat  de  prorogation

Canada  Business                         Loi  r  gissant  les  soci  t  s
Corporations  Act                    par  actions  de  r  gime  f  d  ral


CAM-NET  COMMUNICATIONS  NETWORK  INC.                   268178-1

Name  of  Corporation-D  nomination  de  la  soci  t     Number  -  Num  ro

I  hereby  certify  that  the  above-mentioned  Corporation  was continued under
Section 187 of the Canada Business Corporations Act as set out in the attached Articles of Continuance. Je certifie par les pr sentes que la soci t mentionn e ci-haut a t prorog e en vertu de l'article 187 de la Loi r gissant les soci t s par actions de r gime f d ral, tel qu'indiqu dans les clauses de prorogation ci-jointes.

            Le directeur                   January 11, 1991/le 11 janvier 1991

            /s/  signed     Date  of  Continuance  -  Date  de  la  prorogation
            Director
            ---------



Canada

                               [GRAPHIC  OMITED]

                                     FORM 11     FORMULE 11

                       ARTICLES OF CONTINUANCE     CLAUSES DE PROROGATION
         Consumer and Corporate Affairs Canada     Consommation et Corporations
                   Canada     (SECTION 181)     (ARTICLES 181)
     Canada Business
     Corporations  Act     Loi  sur  les  soci  t  s  commerciales  canadiennes

-  Name  of  corporation     D  nomination  de  la  soci  t
 CAM-NET  COMMUNICATIONS  NETWORK  INC.
---------------------------------------
-  The place in Canada where the registered office is to be situated     Lieu au
Canada  o  doit  tre  situ  le  si  ge  social

VANCOUVER,  BRITISH  COLUMBIA
-----------------------------
-  The  classes  and  any  maximum  number  of  shares  that  the corporation is
authorized  to issue     Cat gories et tout nombre maximal d'actions que la soci
t  est  autoris  e   mettre

AS  SET  OUT  IN  SCHEDULE  1  ANNEXED  TO  AND  INCORPORATED IN THESE ARTICLES.

-  Restrictions  if any on share transfers     Restrictions sue le transfert des
actions  s'il  y  a  lieu

NOT  APPLICABLE

- Number (or minimum and maximum number) of directors Nombre (ou nombre minimum et maximum) d'administrateurs
MINIMUM  OF  3  DIRECTORS  AND  MAXIMUM  OF  24  DIRECTORS
----------------------------------------------------------
- Restrictions if any on businesses the corporation may carry on Limites impos es quant aux activit s que la soci t peut exploiter, s'il y a lieu

NOT  APPLICABLE

-  (1)  if  change  of  name  effected,  previous  name     (2)  Details  of
incorporation
   (1)  Si  changement de d nomination, d nomination ant rieure     (2)  D tails
de  la  constitution
     B.C.
NOT  APPLICABLE     JANUARY  29,  1982
---------------     ------------------
-  Other  provisions  if  any     Autres  dispositions  s'il  y  a  lieu
NOT  APPLICABLE



Date     Signature     Description  of  Office  -  Description  du  poste
January  7,  1991     /s/  Robert  E.  Moore     DIRECTOR
FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINIST RE SEULMENT Corporation No. - No de la soci t
     Filed  -  D  pos  e
 268178-1      JAN  14,  1991
---------     ---------------

                                   Schedule 1
                                TABLE OF CONTENTS

PART  1  -  Classes  and  Number  of  Shares

PART  2  -  Interpretation

PART  3  -  Common  Shares

PART  4  -  Class  A  Preference  Shares

PART  5  -  Class  B  Preference  Shares

                       CAM-NET COMMUNICATIONS NETWORK INC.

Part  1  -  Classes  and  Number  of  Shares  ,

1.0 The classes and maximum nuber of shares of each class that the Corporation is authorized to issue are as follows:

(a) one class of 100,000,000 shares to be designated as common shares (herein referred to as "Common Shares");

(b) one class of 150,000,000 shares to be designated as class A preference shares issuable in series (herein referred to as "Class A Preference Shares; and

(c) one class of 150,000,000 shares to be designated as class B preference shares issuable in series (herein referred to as "Class B Preference Shares"). The rights, privileges, restrictions and conditions attaching to each such class of shares of the Corporation are hereinafter set out.

Part  2  -  Interpretation  and  Notice

2.0          Definitions

2.1.1 In this Schedule 1, except as otherwise provided herein or unless the context otherwise requires:

(1) "Act" means the Canada Business Corporations Act as from time to time enacted and all amendments thereto and includes the regulations made pursuant thereto;

(2) "Articles" means the Articles of Continuance of the Corporation as amended from time to time;

(3) "Board" and "the Directors" or "the directors" means the directors or sole director of the Corporation for the time being;

(4)     "Corporation"  means  Cam-Net  Communications  Network  Inc.;

(5)     "Director"  means  the  Director  appointed  under  the  Act.

2.1.2 All references herein to designated "Parts", "Sections", "subsections". "clauses". "subclauses" and other subdivisions are to the designated Parts, Sections, subsections, clauses, subclauses and other subdivisions of this Schedule 1.

2.1.3 Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

2.1.4          Words  importing  the singular include the plural and vice versa;
words importing male persons include female persons and words importing persons shall include corporations.

2.2.0          Notices

2.2.1 A notice, statement or report may be given or delivered by the Corporation pursuant to the Articles to any shareholder either by delivery to him personally or by sending it by mail to him to his address as recorded in the securities register of the Corporation. Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by property addressing, prepaying and mailing the notice, statement or report and to have been given on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A certificate signed by the Secretary or other officer of the Corporation or of any other corporation acting in that behalf for the Corporation that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

2.2.2 A notice, statement or report may be given or delivered by the Corporation pursuant to the Articles to the joint holders of a share by giving the notice to the joint holder first named in the securities register of the Corporation in respect of the share.

2.2.3 A notice, statement or report may be given or delivered by the Corporation pursuant to its Articles to the to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by sending it through the mail prepaid addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address (if any) supplied to the Corporation for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

2.2.4 Notice to be given pursuant to the Articles of every general meeting or meeting of shareholders holding a class of shares shall be given in a manner hereinbefore authorized to every shareholder holding at the time of the issue of the notice or the date fixed for determining the shareholders entitled to such notice, whichever is earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Corporation and the Directors of the Corporation shall be entitled to receive notices of any such meeting.

Part  3  -  Common  Shares

3.0 The Common Shares shall have the following rights, privileges, restrictions and conditions attached thereto.
3.1.0          Voting

3.1.1          The  holders  of the Common Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation and vote at all meetings of the shareholders of the Corporation and to have one
(1)  vote  for  each  Common  Share  held.

3.2.0          Dividends

3.2.1 The holders of the Common Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors of the Corporation out of funds and/or assets of the Corporation properly available for the payment of dividends, such dividends as the Board of Directors may deem advisable.

3.3.0          Liquidation,  Dissolution  and  Winding-up

3.3.1 Subject to the rights, privileges, restrictions and conditions attached to the Class A Preference Shares and the Class B Preference Shares and any other shares from time to time ranking prior to the Common Shares with respect to entitlement to receive property of the Corporation upon the liquidation, dissolution or winding-up thereof, the holders of the Common Shares shall be entitled to receive the remaining property of the Corporation upon the liquidation, dissolution or winding-up thereof.

Part  4  -  Class  A  Preference  Shares

4.0 The Class A Preference Shares shall have attached thereto, as a class, the rights, privileges, restrictions and conditions set out in this Part 4.

4.1.0          Issuance  in  Series

4.1.1 The Class A Preference Shares may, upon compliance with the applicable provisions of the Act, be issued at any time and from time to time in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the Directors.

4.2          Determination  by  Directors

4.2.1 Subject to the provisions of these Articles, the rights, privileges, restrictions and conditions attaching to the Class A Preference Shares of any series and subject to or in addition to the provisions of the Company Act the Directors may by resolution ("Series Resolution") daily gassed before the issuance of Class A Preference Shares of any series alter the Articles to fix the number of Class A Preference Shares in, and to determine the designation, rights, privileges, restrictions and conditions attaching to the Class A Preference Shares of each series, subject to the limitations set out in the Articles and subject to the provisions of the Act.

4.2.2 The Class A Preference Shares of any series may have attached thereto such rights, privileges, restrictions and conditions as may be determined by Series Resolutions with respect to each series including (as examples only), without in any way limiting the generality of the foregoing, rights, privileges, restrictions and conditions concerning:

(i) the rate or amount of dividends, whether cumulative or non-cumulative, the currency or currencies of payment, the date or dates and place or places of payment and the date or dates from which such dividends are to accrue;

(ii) the right to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation;

(iii) the right to convert or exchange Class A Preference Shares into Common Shares or other shares, bonds, debentures, securities, or otherwise;
(iv) the right of the Corporation to redeem or to purchase Class A Preference Shares;

(v) obligations with respect to sinking funds or funds for purchase or redemption of Class A Preference Shares, rights of retraction or share purchase plans;

(vi) restriction upon the payment of dividends on, or retirement of, any other shares of the Corporation or of any subsidiary of the Corporation;

(vii) restrictions upon the redemption or purchase of any other shares of the Corporation or of any subsidiary of the Corporation;

(viii) the exercise by the Corporation of any election open to it to make any payments of corporation, income or other taxes;

(ix) the subdivision, consolidation or reclassification of any shares of the Corporation;

(x) restrictions upon borrowing by the Corporation or by any subsidiary of the Corporation or the issue by the Corporation of any preference shares in addition to the Class A Preference Shares of any series at any time outstanding;

(xi) restrictions upon the reduction of capital by the Corporation or by any subsidiary of the Corporation;

(xii) restrictions upon the retirement of notes, bonds or debentures or other indebtedness of the Corporation or of any subsidiary of the Corporation;

(xiii) limitations or restrictions upon or regulations concerning the conduct of the business of the Corporation or the investment of its funds;

(xiv) the holding of meetings of the holders of the Class A Preference Shares of any series;

(xv) restrictions upon the creation or issuance of any other shares or securities of the Corporation;

(xvi) the right of holders of the Class A Preference Shares to convert or exchange the shares of any class of the Corporation into or for any other securities of the corporation or into or for shares or securities of any other company;

(xvii) the rights of holders of the Class A Preference Shares in the event of liquidation, dissolution or winding up of the Corporation or any other distribution of assets or property of the Corporation among the members for the purpose of winding up its affairs;

(xviii)     the  right of holders of Class A Preference Shares to receive copies of the annual financial statements of the Corporation and the Auditor's Report thereon; and

(xix) the right of holders of Class A Preference Shares to subscribe for or purchase or receive any part of any issue of shares, bonds, debentures or other securities of the Corporation.

4.3.0          Preference  and  Priority

4.3.1 With respect to priority in payment of dividends and in the distribution of assets or property of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in any other distribution of assets or property of the Corporation among its members for the purpose of winding-up its affairs the Class A Preference Shares of each series shall be entitled to a preference and priority over the Common Shares and any other shares ranking junior to the Class A Preference Shares (including the Second Preference Shares) and, subject to the provisions of the Company Act, the Class A Preference Shares of any series may also be given such other preferences over the Common Shares and any other shares ranking junior to the Class A Preference Shares (including the Second Preference Shares) as may be provided in the Series Resolution in respect of such series.

4.4.0          Additional  Issue

4.4.1 Subject to the provisions of the Act, these Articles and the special rights, privileges, restrictions and conditions attaching to the Class A Preference Shares of any series, the Corporation shall have the right at any time or times to create, allot and issue any shares of any class or classes ranking in priority to or on a parity with the Class A Preference Shares or the Class A Preference Shares of such series and having such designation, rights, privileges, restrictions and conditions attaching thereto, including, without in any way limiting the generality of the foregoing, rights, privileges, restrictions and conditions concerning the matters set forth in Article 4.2.2, as may be set forth in the resolution or resolutions creating such class and defining the special rights or restrictions to be attached thereto (the whole of which is subject to the filing with the Director of articles of amendment as required by the Act). The rights, privileges, restrictions and conditions attaching to the Class A Preference Shares or the Class A Preference Shares of any series shall not be prejudiced or interfered with by reason only of the creation, issuance and allotment of shares of any other class or classes ranking in priority to or on a parity with the Class A Preference Shares or the Class A Preference Shares of such series.

4.4.2 Nothing contained in these Articles shall require any consent or approval from the holders of the Class A Preference Shares or the Class A Preference Shares of any series to any alteration of the Articles which shall authorize or provide for the creation of additional preference shares including any that rank in priority to the Class A Preference Shares, provided that there has been compliance with the conditions, if any, set forth in the special rights or restrictions attaching to the Class A Preference Shares or the Class A Preference Shares of such series, and it is a term of the issuance of any of the Class A Preference Shares that the holders thereof consent to any such alteration.

4.5.0          Amendment

4.5.1 Subject to the provisions of the Act, the provisions contained in this Part 4 may be repealed, in whole or in part, abrogated, altered, varied, added to, modified, amended or amplified with the consent of the holders of Class A Preference shares given as provided herein.

4.5.2 A consent under Article 4.4.1 shall be sufficiently given if it shall be given in writing by the holders of two-thirds of the Class A Preference Shares then outstanding or by resolution passed at a meeting of the holders of the Class A Preference Shares, duly called for that purpose and held upon at least 21 days' notice, at which the holders of at least 10% of Class A Preference Shares then outstanding are present or represented by proxy and carried by the affirmative votes of not less than two-thirds of the votes on such resolution cast on a poll.

4.5.3 If at any meeting of the holders of Class A Preference Shares, a quorum is not present or represented by proxy within one-half hour after the time appointed for such meeting, then such meeting shall be adjourned to a date not less than 15 days thereafter and to such time and place as shall be appointed by the chairman and at least 10 days' notice shall be given of such adjourned meeting, but it shall not be necessary to specify the purpose for which such meeting was originally called. At such adjourned meeting, the holders of the Class A Preference Shares then present or represented by proxy may, subject to the provisions of the Act, transact the business for which such meeting was originally called and a resolution shall be carried by the affirmative votes of not less than two-thirds of the votes on such resolution cast on a poll. Except as otherwise provided herein, the formalities to be observed in respect of the giving of notice of any meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Articles with respect to general meetings. On every poll taken at any such meeting or adjourned meeting, every holder of Class A Preference Shares shall be entitled to one vote in respect of each Class A Preference Share held by such holder.

Part  5  -  Class  B  Preference  Shares

5.0 The Class B Preference Shares shall have attached thereto, as a class, the rights, privileges, restrictions and conditions set out in this Part 5.

5.1.0          Issuance  In  Series

5.1.1 The Class B Preference Shares may, upon compliance with the applicable provisions of the Act, be issued at any time and from time to time in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the Directors.

5.2.0          Determination  by  Directors

5.2.1 Subject to the provisions of these Articles, the rights, privileges, restrictions and conditions attaching to the Class B Preference Shares of any series and subject to or in addition to the provisions of the Company Act, the directors may by resolution ("Series Resolution") duly passed before the issuance of Class B Preference Shares of any series alter the Articles to fix the number of Class B Preference Shares in, and to determine the designation, rights, privileges, restrictions and conditions attaching to the Class B Preference Shares of each series, subject to the limitations set out in the Articles and subject to the provisions of the Act.

5.2.2 The Class B Preference Shares of any series may have atteched thereto such rights, privileges, restrictions and conditions as may be determined by Series Resolutions with respect to each series, including (as examples only), without in any way limiting the generality of the foregoing, rights, privileges, restrictions and conditions concerning:

(i) the rate or amount of dividends, whether cumulative or non-cumulative, the currency or currencies of payment, the date or dates and place or places of payment and the date or dates from which such dividends are to accrue;

(ii) the right to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation;

(iii) the right to convert or exchange Class B Preference Shares into Common Shares or other shares, bonds, debentures, securities, or otherwise;

(iv) the right of the Corporation to redeem or to purchase Class B Preference Shares;

(v) obligations with respect to sinking funds or funds for purchase or redemption of Class B Preference Shares, rights of retraction or share purchase plans;

(vi) restriction upon the payment of dividends on, or retirement of, any other shares of the Corporation or of any subsidiary of the Corporation;

(vii) restrictions upon the redemption or purchase of any other shares of the Corporation or of any subsidiary of the Corporation;

(viii) the exercise by the Corporation of any election open to it to make any payments of corporation, income or other taxes;

(ix) the subdivision, consolidation or reclassification of any shares of the Corporation;

(x) restrictions upon borrowing by the Corporation or by any subsidiary of the Corporation or the issue by the Corporation of any preference shares in addition to the Class B Preference Shares of any series at any time outstanding;

(xi) restrictions upon the reduction of capital by the Corporation or by any subsidiary of the Corporation;

(xii) restrictions upon the retirement of notes, bonds or debentures or other indebtedness of the Corporation or of any subsidiary of the Corporation;

(xiii) limitations or restrictions upon or regulations concerning the conduct of the business of the Corporation or the investment of its funds;

(xiv) the holding of meetings of the holders of the Class B Preference Shares of any series;

(xv) restrictions upon the creation or issuance of any other shares or securities of the Corporation;

(xvi) the right of holders of the Class B Preference Shares to convert or exchange the shares of any class of the Corporation into or for any other securities of the corporation or into or for shares or securities of any other company;

(xvii) the rights of holders of the Class B Preference Shares in the event of liquidation, dissolution or winding up of the Corporation or any other distribution of assets or property of the Corporation among the members for the purpose of winding up its affairs;

(xviii)     the  right of holders of Class B Preference Shares to receive copies of the annual financial statements of the Corporation and the Auditor's Report thereon; and

(xix) the right of holders of Class B Preference Shares to subscribe for or purchase or receive any part of any issue of shares, bonds, debentures or other securities of the Corporation.

5.3.0          Preference  and  Priority

5.3.1 With respect to priority in payment of dividends and in the distribution of assets or property of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in any other distribution of assets or property of the Corporation among its members for the purpose of winding-up its affairs the Class B Preference Shares of each series shall be entitled to a preference and priority over the Common Shares and any other shares ranking junior to the Class B Preference Shares but shall rank in respect thereof junior to the Class A Preference Shares and, subject to the provisions of the Company Act, the Class B Preference Shares of any series may also be given such other preferences over the Common Shares and any other shares ranking junior to the Class B Preference Shares as may be provided in the Series' Resolution in respect of such series but shall rank in respect thereof junior to the Class A Preference Shares.

5.4.0          Additional  Issues

5.4.1 Subject to the provisions of the Act, these Articles and the rights, privileges, restrictions and conditions attaching to the Class B Preference Shares of any series, the Corporation shall have the right at any time or times to create, allot and issue any shares of any class or classes ranking in priority to or on a parity with the Class B Preference Shares or the Class B Preference Shares of such series and having such designation, rights, privileges, restrictions and conditions attaching thereto, including, without in any way limiting the generality of the foregoing, rights, privileges, restrictions and conditions concerning the matters set forth in Article 5.2.2, as may be set forth in the resolution or resolutions creating such class and defining the special rights or restrictions to be attached thereto (the whole of which is subject to the filing with the Director of articles of amendment as required by the Act). The rights, privileges, restrictions and conditions attaching to the Class B Preference Shares or the Class B Preference Shares of any series shall not be prejudiced or interfered with by reason only of the creation, issuance and allotment of shares of any other class or classes ranking in priority to or on a parity with the Class B Preference shares or the Class B Preference Shares of such series.

5.4.2 Nothing contained in these Articles shall require any consent or approval from the holders of the Class B Preference Shares or the Class B Preference Shares of any series to any alteration of the Articles which shall authorize or provide for the creation of additional preference shares including any that rank in priority to the Class B Preference Shares, provided that there has been compliance with the conditions, if any, set forth in the special rights or restrictions attaching to the Class B Preference Shares or the Class B Preference Shares of such series, and it is a term of the issuance of any of the Class B Preference Shares that the holders thereof consent to any such alteration.

5.5.0          Amendment

5.5.1 Subject to the provisions of the Act, the provisions contained in this Part 5 may be repealed, in whole or in part, abrogated, altered, varied, added to, modified, amended or amplified with the consent of the holders of Class B Preference Shares given as provided herein.

5.5.2 A consent under Article 5.4.1 shall be sufficiently given if it shall be given in writing by the holders of two-thirds of the Class B Preference Shares then outstanding or by resolution passed at a meeting of the holders of the Class B Preference Shares, duly called for that purpose and held upon at least 21 days' notice, at which the holders of at least 10% of Class B Preference Shares then outstanding are present or represented by proxy and carried by the affirmative votes of not less than two-thirds of the votes on such resolution cast on a poll.

5.5.3 If at any meeting of the holders of Class B Preference Shares, a quorum is not present or represented by proxy within one-half hour after the time appointed for such meeting, then such meeting shall be adjourned to a date not less than 15 days thereafter and to such time and place as shall be appointed by the chairman and at least 10 days' notice shall be given of such adjourned meeting, but it shall not be necessary to specify the purpose for which such meeting was originally called. At such adjourned meeting, the holders of the Class B Preference Shares then present or represented by proxy may, subject to the provisions of the Act, transact the business for which such meeting was originally called and a resolution shall be carried by the affirmative votes of not less than two-thirds of the votes on such resolution cast on a poll. Except as otherwise provided herein, the formalities to be observed in respect of the giving of notice of any meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Articles with respect to general meetings. On every poll taken at any such meeting or adjourned meeting, every holder of Class B Preference Shares shall be entitled to one vote in respect of each Class B Preference Share held by such holder.